                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4, of our report dated January 31, 1996, on the Consolidated Financial Statements of UUNET Technologies, Inc. included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on November 4, 1996, and to all references to our Firm included in this registration statement.


                                            /s/ ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP

Washington, D.C.,
December 18, 1997.